  EXHIBIT 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE JACKSONVILLE, FLORIDA 32202 904.359.2000 TEL 904.359.8700 FAX www.foley.com CLIENT/MATTER NUMBER 302038-0130

April 10, 2026

WidePoint Corporation

11250 Waples Mill Road, South Tower 210

Fairfax, Virginia 22030

Ladies and Gentlemen:

We have acted as counsel to WidePoint Corporation, a Delaware corporation (the “Company”), in connection with the Company’s issuance and sale, through H.C. Wainwright & Co., LLC (the “Sales Agent”), of up to $15.5 million of shares of the Company’s common stock, par value $0.001 per share (the “Placement Shares”), from time to time and at various prices in an “at-the-market” offering pursuant to (i) that certain At The Market Offering Agreement, dated April 10, 2026 (the “Sales Agreement”), by and between the Company and the Sales Agent, and (ii) the Company’s Registration Statement on Form S-3 (File No. 333-289721), filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2025 and declared effective on August 28, 2025 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), and the final prospectus supplement dated April 10, 2026 (together with the Base Prospectus, the “Prospectus”).

In connection with our representation, we have examined: (i) the Sales Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended, (iv) the Amended and Restated Bylaws of the Company, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Sales Agreement and the execution and delivery of the Sales Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinion set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that, upon the issuance of the Placement Shares pursuant to the terms of the Sales Agreement and the receipt by the Company of the consideration for the Placement Shares pursuant to the terms of the Sales Agreement, the Placement Shares will be validly issued, fully paid, and nonassessable.

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This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours, /s/ Foley & Lardner LLP Foley & Lardner LLP